                                                                                                Exhibit 10.22

Yum! Brands, Inc.

Restaurant General Manager Stock Plan

(as amended through June 23, 2003)

1.        Purposes. The purpose of the Yum! Brands, Inc. Restaurant General Manager Stock Plan (the "Plan") is to provide Yum! Brands, Inc. stock options, stock appreciation rights and restricted stock to designated Restaurant General Managers ("RGMs") at its Subsidiaries and effective April 1, 1999, other employees of the Company and its Subsidiaries (other than officers subject to Section 16 of the Securities Exchange Act of 1934).

2.        Definitions. Unless the context clearly indicates otherwise, the following terms, when used in this Plan, shall have the meanings set forth below:

(a)      "Common Stock" or "Stock" means Company Common Stock, without par value.

(b)      "Committee" means the Compensation Committee of the Board of Directors of the Company, as appointed from time to time by the Board.

(c)      "Company" means Yum! Brands, Inc., a North Carolina corporation, its divisions and direct and indirect Subsidiaries.

(d)      "Exercise Price" means the price at which a share of Common Stock covered by an Option or SAR granted hereunder may be purchased.

(e)      "Fair Market Value" means an amount equal to the average of the high and low sales prices for Common Stock as reported on the composite tape for securities listed on The New York Stock Exchange, Inc. on the date in question (or, if no sales of Stock were made on said Exchange on such date, on the next preceding day on which sales were made on such Exchange), except that such average price shall be rounded up to the nearest one-fourth.

(f)       "Grant Date" means the date an Option, SAR, Restricted Stock Award or Restricted Stock Unit Award is granted under this Plan.

(g)      "Option" or "Stock Option" means a right granted under the Plan to a Participant to purchase a share of Company Common Stock at a fixed price for a specified period of time.

(h)                  "Participant" means an eligible employee of the Company who is granted a Stock Option, SAR, Restricted Stock Award or Restricted Stock Unit Award under the Plan.

(i)                   A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

(i)       "Retirement" means termination from employment by the Company for reasons other than death after the employee has fulfilled the requirements for either a normal, early or disability retirement pension, as defined under the Company's retirement program applicable to such employee at the date of termination of employment.

(j)       “Stock Appreciation Right” (an “SAR”) means a right granted under the Plan to a Participant to receive, in cash or stock (as determined by the Committee), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

(k)      "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, a proprietary interest of at least 50% by reason of stock ownership or otherwise.

(l)         “Totally Disabled” shall have the meaning set forth in the Company’s long term disability program applicable to such employee.

3.      Administration. The Committee will determine which RGMs and other eligible employees will receive Stock Option SAR, Restricted Stock Award and Restricted Stock Unit Award grants under the Plan and, except as otherwise required by law or this Plan, will determine the grant terms of each Stock Option, SAR, Restricted Stock Award and Restricted Stock Unit Award granted. A written summary setting forth the terms and conditions of each Participant's grant under the Plan shall be presented to each Participant.

The Plan shall be administered by the Committee which shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary or advisable.

The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee concerning any matter arising under or with respect to the Plan or any Options, SARs, Restricted Stock Awards or Restricted Stock Units Awards granted hereunder, shall be final, binding and conclusive on all interested parties, including the Company, its shareholders and all former, present and future employees of the Company. Unless otherwise provided by the Committee, all of the Committee's power and authority hereunder are delegated to the Chairman, Chief Executive Officer and Chief People Officer of the Company, such delegation to be subject to such terms and conditions as the Committee in its discretion shall determine. The Chief People Officer of the Company will from time to time report on the status of the Plan and outstanding Options, SARs, Restricted Stock Awards and Restricted Stock Unit Awards to the Committee.

4.        Stock Available for Options, SARs, Restricted Stock Awards and Restricted Stock Units Awards. The shares that may be delivered or purchased under the Plan shall not exceed an aggregate of 15,000,000 shares of Common Stock, subject to any adjustments which may be made pursuant to Section 11 hereof. Shares of Stock used for purposes of the Plan will be shares of authorized but unissued Common Stock. To the extent that any shares of Stock covered by an Option , SAR, Restricted Stock Award or Restricted Stock Unit Award are not delivered to a Participant or beneficiary because the Option, SAR, Restricted Stock Award or Restricted Stock Unit Award is forfeited or cancelled, or the shares of Stock are not delivered because the Options, SARs, Restricted Stock Awards or Restricted Stock Unit Awards are settled in cash or for any other reason, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

5.        Eligibility. Each RGM and other eligible employee designated by the Committee is eligible to receive an Option, SAR, Restricted Stock Award or Restricted Stock Unit Award grant under this Plan. In addition, effective July 1, 2001, all employees of the Company and its Subsidiaries (other than officers subject to Section 16 of the Securities Exchange Act of 1934) are

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eligible to receive an Option, SAR, Restricted Stock Award or Restricted Stock Unit Award grant under this Plan.

6. Terms and Conditions of Options, SARs, Restricted Stock Awards and Restricted Stock Unit Awards. Each Option and SAR outstanding hereunder shall be in writing and shall contain the following terms and conditions:

(a)       Exercise Price. The Exercise Price shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date.

(b)      Term and Exercise Dates. Options and SARs granted hereunder shall have a term of no longer than ten years from the Grant Date and shall become 100% vested four years from the Grant Date or as otherwise prescribed by the Committee under the terms of the grant. To the extent that Stock Options and SARs are not exercised when they become initially exercisable, they shall be carried forward and be exercisable until the expiration of the term of such Stock Options or SARs, subject to the provisions of Sections 6(e) and (f) hereof.

(c)        Exercise of Option or SAR. To exercise an Option, the holder thereof shall give notice of his or her exercise to the Company, or its agent, specifying the number of shares of Common Stock to be purchased and identifying the specific Options that are being exercised. To exercise an SAR, the holder thereof shall give notice of his or her exercise to the Company, or its agent, identifying the specific SARs that are being exercised and the number of shares of Stock to be covered by the exercise. From time to time the Committee may establish procedures relating to effecting such exercises. No fractional shares shall be issued as a result of exercising an Option or an SAR that is settled in Stock. An Option or SAR is exercisable during a Participant's lifetime only by the Participant, provided, however, that in the event the Participant is incapacitated and unable to exercise Options or SARs, such Options and SARs may be exercised by such Participant's legal guardian, legal representative, fiduciary or other representative whom the Committee deems appropriate based on applicable facts and circumstances.

(d)      Payment of Exercise Price. The Exercise Price for the Options being exercised must be paid in full at time of issuance of the Common Stock. In addition, in order to enable the Company to meet any applicable foreign, federal (including FICA), state and local withholding tax requirements, a Participant shall also be required to pay the amount of tax to be withheld at the time of exercise of an Option or SAR. No share of Stock will be delivered to any Participant until all such amounts have been paid.

(e)      Effect of Termination of Employment, Disability or Death. No Option or SAR may be exercised by a Participant after the termination of his or her employment with the Company, except that: (i) if such termination occurs by reason of the Participant's death, all Options and SARs then held by the Participant shall become immediately exercisable as of the date of death and may be exercised by such Participant's executor (or, if none, his or her legal representative) until the expiration of such Options and SARs in accordance with their terms; (ii) if such termination occurs by reason of the Participant's becoming Totally Disabled, all Options and SARs then held by the Participant shall not terminate but shall continue to be outstanding and be able to be exercised by the Participant in accordance with their terms until the earlier of the cessation of the condition causing the Participant to be totally disabled or the expiration of such Options and SARs; (iii) if such termination occurs by reason of the Participant's Retirement, all Options and SARs then held by the Participant

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shall become immediately exercisable as of the date of such Retirement and may be exercised by the Participant until the expiration of such Options and SARs in accordance with their terms; and (iv) if such termination is voluntary by the employee or is by action of the Company (except as described in Section 6(f) hereof), all Options and SARs then held by the Participant which are exercisable at the date of termination shall continue to be exercisable by the Participant until the earlier of 90 days after such date or the expiration of such Options and SARs in accordance with their terms, and all Options and SARs which are not exercisable at such date shall automatically terminate and lapse, unless the Committee shall determine otherwise.

(f)        Misconduct. In the event that a Participant has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company, (ii) breached any contract with or violated any fiduciary obligation to the Company, (iii) engaged in unlawful trading in the securities of the Company or of another company based on information gained as a result of that Participant's employment with the Company, or (iv) committed a felony or other serious crime, then that Participant shall forfeit all rights to any unexercised Options and SARs granted under the Plan and all of that Participant's outstanding Options and SARs shall automatically terminate and lapse, unless the Committee shall determine otherwise.

(g)                  Nontransferability of Options and SARs. During a Participant's lifetime, his or her Options and SARs shall not be transferable and shall only be exercisable by the Participant and any purported transfer shall be null and void. No Option or SAR shall be transferable other than by will or the laws of descent and distribution.

Each Restricted Stock Award and Restricted Stock Unit Award shall be subject to the following:

(a)       Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b)       If the right to become vested in a Restricted Stock Award or Restricted Stock Unit Award is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting of the Award shall be not less than two years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, retirement, change in control or involuntary termination).

(c)       Misconduct. In the event that a Participant has (i) used for profit or disclosed to unauthorized persons, confidential information or trade secrets of the Company, (ii) breached any contract with or violated any fiduciary obligation to the Company, (iii) engaged in unlawful trading in the securities of the Company or of another company based on information gained as a result of that Participant's employment with the Company, or (iv) committed a felony or other serious crime, then that Participant shall forfeit all rights to any Restricted Stock Awards and Restricted Stock Unit Awards granted under the Plan and all of that Participant's outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall automatically terminate and lapse, unless the Committee shall determine otherwise.

(d)                  Nontransferability of Restricted Stock Awards and Restricted Stock Unit Awards. During a Participant's lifetime, his or her Restricted Stock Awards and Restricted Stock Unit Awards shall not be transferable and any purported transfer shall be null and void.

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7.        Amendment. The Committee may, at any time, amend, suspend or terminate the Plan, in whole or in part, provided that no such action shall adversely affect any rights or obligations with respect to any grants theretofore outstanding hereunder. The Committee may amend the terms and conditions of outstanding Options, SARs, Restricted Stock Awards or Restricted Stock Unit Awards provided, however, that (i) no such amendment shall be adverse to the holders of the Options and SARs, (ii) no such amendment shall extend the period for exercise of an Option and SAR, and (iii) the amended terms of the Option, SAR, Restricted Stock Award or Restricted Stock Unit Award would be permitted under this Plan.

8.        Foreign Employees. Without amending the Plan, the Committee may treat Options, SARs, Restricted Stock Awards and Restricted Stock Unit Awards granted to eligible employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries in which the Company operates or has employees. The Committee shall have the authority to adopt plans, supplemental to this Plan, covering employees residing outside the United States, including but not limited to the United Kingdom.

9.        Registration, Listing and Qualification of Shares. Each Option, SAR, Restricted Stock Award or Restricted Stock Unit Award shall be subject to the requirement that if at any time the Committee shall determine that the registration, listing or qualification of the shares covered thereby upon any securities exchange or under any foreign, federal, state or local law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option, SAR, Restricted Stock Award or Restricted Stock Unit Award or the purchase of shares thereunder, no such Option, SAR, Restricted Stock Award or Restricted Stock Unit Award may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any person exercising an Option and SAR shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

10.     Buy Out of Option and SAR Gains. At any time after any Stock Option or SAR becomes exercisable, the Committee shall have the right to elect, in its sole discretion and without the consent of the holder thereof, to cancel such Option or SAR and to cause the Company to pay to the Participant the excess of the Fair Market Value of the shares of Common Stock covered by such Option or SAR over the Exercise Price of such Option or SAR at the date the Committee provides written notice (the "Buy Out Notice") of its intention to exercise such right. Buy outs pursuant to this provision shall be effected by the Company as promptly as possible after the date of the Buy Out Notice. Payments of buy out amounts may be made in cash, in shares of Common Stock, or partly in cash and partly in Common Stock, as the Committee deems advisable. To the extent payment is made in shares of Common Stock, the number of shares shall be determined by dividing the amount of the payment to be made by the Fair Market Value of a share of Common Stock at the date of the Buy Out Notice. In no event shall the Company be required to deliver a fractional share of Common Stock in satisfaction of this buy out provision. Payments of any such buy out amounts shall be made net of any applicable foreign, federal (including FICA), state and local withholding taxes.

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11.     Adjustment for Change in Stock Subject to Plan. In the event of any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, or other increase or decrease in shares effected without the receipt of consideration by the Company or other similar corporate change, such equitable adjustments may be made in the Plan and the Options, SARs, Restricted Stock Awards and Restricted Stock Unit Awards granted hereunder as the Committee determines are necessary or appropriate, including, if necessary, an adjustment in the number of shares and Exercise Prices per share applicable to Options, SARs, Restricted Stock Awards and Restricted Stock Unit Awards then outstanding and in the number of shares which are reserved for issuance under the Plan. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

12.     No Rights to Options, SARs, Restricted Stock Awards, Restricted Stock Unit Awards or Employment. No employee or other person shall have any claim or right to be granted an Option, SAR, Restricted Stock Award or Restricted Stock Unit Award under the Plan. Having received an Option, SAR, Restricted Stock Award or Restricted Stock Unit Award under the Plan shall not give an employee any right to receive any other grant under the Plan. A Participant shall have no rights to or interest in any Option, SAR, Restricted Stock Award or Restricted Stock Unit Award except as set forth herein. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company.

13.     Rights as Shareholder. A Participant under the Plan shall have no rights as a holder of Common Stock with respect to Options, SARs, Restricted Stock Award or Restricted Stock Unit Award granted hereunder, unless and until certificates for shares of Common Stock are issued to such Participant.

14.     Assignment. Except as otherwise provided in an award summary, no Stock Option, SAR, Restricted Stock Award or Restricted Stock Unit Award shall be assignable or transferable except by will or by the laws of descent and distribution and during the lifetime of a Participant, the Stock Option, SAR, Restricted Stock Award and Restricted Stock Unit Award shall be exercisable only by such Participant or such Participant's guardian or legal representative.

15.     Other Actions. This Plan shall not restrict the authority of the Committee or of the Company, for proper corporate purposes, to grant or assume Stock Options, SARs, Restricted Stock Awards or Restricted Stock Unit Awards, other than under the Plan, to or with respect to any employee or other person.

16.      Costs and Expenses. Except as provided in Sections 6 and 10 hereof with respect to taxes, the costs and expenses of administering the Plan shall be borne by the Company and shall not be charged to any grant nor to any employee receiving a grant.

17.    Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized shares to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the delivery of Company Common Stock upon exercise of any Option or SAR granted under the Plan.

18.	Governing Law. This Plan shall be governed by and construed in accordance with the

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laws of the State of North Carolina without regard to its laws of conflict.

19.     Effectiveness and Duration of the Plan. This Plan shall become effective May 1, 1998. The Plan shall remain in effect until terminated by the Committee.

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